Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-60858 of Sentigen Holding Corp. and Subsidiaries on Form S-3 of our report dated February 4, 2002, appearing in the Annual Report on Form 10-K of Sentigen Holding Corp. and Subsidiaries for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
July 19, 2002